SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 March 28, 2002


                             STILWELL FINANCIAL INC.
               (Exact name of company as specified in its charter)


            DELAWARE                    001-15253                 43-1804048
-------------------------------   --------------------    ----------------------
  (State or other jurisdiction    (Commission file        (IRS Employer
        of incorporation)                number)          Identification Number)


            920 Main Street, 21st Floor, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)


                Company's telephone number, including area code:
                                (816) 218 - 2400


                                 Not Applicable
          (Former name or former address if changed since last report)



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Item 7.           Financial Statements and Exhibits

(c)      Exhibits

                          Exhibit No. Document

                          99.1        News release issued by Stilwell
                                      Financial Inc., dated March 28, 2002,
                                      announcing that Stilwell has elected to
                                      finance, in cash, any zero-coupon
                                      convertible notes, which are due April 30, 2031, that may be tendered for purchase on April 30, 2002, and that Stilwell agreed to sell 7.875% senior notes totalling $137.5 million is attached hereto as Exhibit 99.1.


                          99.2 Stilwell Financial Inc.'s notice to holders of its zero-coupon convertible notes due April 30, 2031 in connection with the proposed purchase, in cash, of any zero-coupon convertible notes tendered by noteholders on April 30, 2002, is attached hereto as Exhibit 99.2.


Item 9.           Regulation FD Disclosure

         Stilwell is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 and Exhibit 99.2 to this report.

         Exhibit 99.1 is the news release issued by Stilwell, dated March 28, 2002, announcing that Stilwell has elected to finance any zero-coupon convertible notes due April 30, 2031 (the "notes") that are tendered for purchase on April 30, 2002, in cash, and that Stilwell agreed to sell 7.875% senior notes totalling $137.5 million.

         Exhibit 99.2 is the company notice sent by Stilwell to the holders of its notes in connection with the proposed purchase, in cash, of any notes tendered for purchase on April 30, 2002.

         The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Stilwell Financial Inc.


Date: March 28, 2002               By:        /s/  Douglas E. Nickerson
                                      ------------------------------------------
                                                Douglas E. Nickerson
                                      Vice President, Controller and Treasurer
                                           (Principal Accounting Officer)